Execution Version
SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is made between Duane A. Sanders (“Executive”) and Merastar Insurance Company (the “Company,” and together with its parent, affiliates and subsidiaries including Kemper Corporation, collectively, the “Company Group” and Kemper Corporation “Kemper”) on the date last written below.
BACKGROUND

Company and Executive wish to set forth the terms and conditions governing the termination of Executive’s employment by the Company without “cause,” and to provide for the settlement and release of any and all claims, demands, and causes of action Executive may have against the Company Group and certain other persons and entities arising out of or in any way related to Executive’s employment with Company, and the termination thereof. Executive acknowledges and agrees that he is not eligible for benefits under terms of the Kemper Corporation Employee General Severance Pay Plan.
TERMS AND CONDITIONS

In consideration of their mutual promises and undertakings described below, Executive and Company agree as follows:

1.Transition and Separation from Employment: Effective as of October 22, 2025 (the “Transition Date”), Executive resigned from Executive’s position as Executive Vice President, Chief Claims Officer, P&C of Kemper and, except as otherwise set forth herein, Executive has been relieved of all duties with respect to the Company Group or held with any other entities at the discretion of, or as a result of Executive’s affiliation with, the Company Group. If for any reason this Section 1 is deemed to be insufficient to effectuate such resignations, then Executive shall, upon the Company’s request, execute any documents or instruments that the Company may deem necessary or desirable to effectuate such resignations. In addition, Executive hereby designates the Secretary or any Assistant Secretary of Kemper to execute any such documents or instruments as Executive’s attorney-in-fact to effectuate such resignations if execution by the Secretary or any Assistant Secretary of Kemper is deemed by the Company to be a more expedient means to effectuate such resignation or resignations. For the entire period between the Transition Date and December 31, 2025 (the “Separation Date,” and such period the “Transition Period”), Executive shall serve in the position of Executive Vice President, Executive Advisor and Executive’s duties shall be limited to consulting on transition matters relating to Executive’s separation from the Company. During the Transition Period, Executive will receive the same base salary as in effect on the Transition Date, remain eligible for all Company employee benefit plans and continue to vest according to the applicable terms of Executive’s awards under the Kemper Corporation 2023 Omnibus Plan or any predecessor plan (the “Omnibus Plan”). By no later than the Separation Date, the Company shall provide Executive a sum that represents all of Executive’s earned but unpaid compensation as of the Separation Date (the “Final Pay”). Executive is not required to sign this Agreement to receive the Final Pay.
2.Severance Benefits. Subject to satisfaction of the conditions set forth in Sections 2A through 2D, below, Executive’s continued service through the Separation Date, and Executive’s compliance with the terms of this Agreement (including with respect to the Executive’s execution and non-revocation of the Supplemental Release attached hereto as Attachment A), Executive shall be entitled to the following severance benefits: (i) a cash severance benefit in the gross total amount of $2,025,000, payable in a lump sum within 30 (30) days following the Release Effective Date (as defined in the Supplemental Release); (ii) Executive shall remain eligible to receive a payout under Kemper’s 2025 short-term incentive plan, with the payout determined based on actual performance with respect to the financial, strategic and individual performance metrics, in each case, as determined by the Human Resources and Compensation

Committee of the Board of Directors of Kemper (the “Board”), with such payout to be based on the same certified performance level for the financial and strategic metrics that the Human Resources and Compensation Committee of the Board applies to other similarly situated employees and paid at the same time other similarly situated employees receive their 2025 short-term incentive payout (but in any event no later than March 15, 2026); (iii) an amount equal to the employer portion of monthly COBRA premiums for Executive and, if applicable, Executive’s dependents, for eighteen (18) months, payable in accordance with the Company’s ordinary payroll policies and with the Executive remaining eligible for coverage under the Company’s medical program for eighteen (18) months following the Separation Date (with such eighteen (18) month period to run concurrently with the Executive’s COBRA period), subject to earlier termination in the event Executive receives alternative coverage from a subsequent employer; and (iv) the continuation of Executive’s entitlement to personal financial services provided by Ayco until December 31, 2026 (the benefits set forth in clauses (i) – (iv), collectively referred to as the “Severance Benefits”). The Severance Benefits shall be reduced by all applicable deductions and withholdings. Entitlement to payment of the Severance Benefit shall be subject to completion of all of the following conditions:

A.    this Agreement has been signed by Executive and delivered to the Company within twenty-one (21) days following his receipt of it, in accordance with Section 21B of this Agreement (entitled “Time to Review Agreement”);

B.    the revocation period described in Section 21D (entitled “Right of Revocation”) has expired;

C.    Executive has returned Company Group property in accordance with Section 5G; and

D.    Executive has signed and delivered to the Company and not revoked the Supplemental Release in accordance with Section 7 and the terms of the Supplemental Release.

3. Executive Acknowledgements and Agreements. Executive acknowledges and agrees that:

A. The following are true statements:

(i) Executive has reported to the Company any and all work-related injuries incurred during employment;

(ii) The Company properly provided any leave of absence because of Executive’s or a family member’s health condition and Executive has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and

(iii) Executive has had the opportunity to provide the Company Group with written notice of any and all known concerns regarding suspected ethical and compliance issues or violations on the part of the Company Group or any Released Party (as defined in Section 6 below), and to report to the Company Group any complaints, claims, or actions filed against the Company Group or any Released Party, subject to Sections 6B and 6C, below.

B.    Each of Executive’s equity awards under the Omnibus Plan shall continue to be governed by the terms and conditions of the Omnibus Plan or any other stock plan pursuant to which it was granted and the applicable award agreement. For the avoidance of doubt, Executive shall only be entitled to continued vesting and/or an extended post-termination exercise period with respect to an outstanding equity award only if Executive satisfies the requirements for “Retirement” or “Retirement Eligible” as specified in the applicable award agreement for such equity award as of the Separation Date.

4. PTO. Executive shall receive payment equivalent to Paid Time Off (“PTO”) that is accrued but unpaid on the Separation Date; payment will be made on the next scheduled pay day following the Separation Date in accordance with legal requirements and is not conditioned on Executive’s execution of this Agreement or the Supplemental Release.

5. Obligations of Executive.

Executive agrees to the following covenants, subject to the provisions of Sections 6C and 6E, below:

A.Non-disclosure. Except as required by applicable law, Executive covenants and agrees not to use, share, publish, communicate, make available or otherwise disclose, any confidential or proprietary information (“Confidential Information”) concerning the Company Group. Confidential Information includes non-public information relating to the business of the Company Group such as business or marketing plans, M&A opportunity analysis, corporate or business development strategies, financial records, reserves, research, pending or threatened litigation, product pricing data, trade secrets, employee and customer information (other than Executive’s own information), commercial terms with vendors and consultants, and any compilation of this information obtained solely through the course of employment with the Company Group; provided that Confidential Information shall not include (i) Executive’s general training, knowledge, skill or experience; (ii) any information that becomes publicly available without any direct or indirect involvement of Executive, whether before, on or after the date of this Agreement; or (iii) information to the extent developed by Executive outside of his duties and responsibilities to the Company Group and without the use of confidential or proprietary information of the Company Group. In addition, nothing in this Section 5A shall preclude Executive from disclosing Confidential Information to Executive’s legal and personal financial advisors (including such legal and financial advisors who provide advice to trusts or other fiduciary or estate planning accounts existing as of the Transition Date of which Executive and his family are beneficiaries) (collectively, “Advisors”) to the extent such disclosure is within the scope of and germane to the legal representation or financial advice that they provide, and such Advisors are informed by Executive of the confidential nature of the Confidential Information and are directed and agree to keep such Confidential Information confidential in accordance with the terms of this Agreement.

B.Standstill. Executive covenants and agrees that through the period ending one day after the release of earnings by Kemper Corporation for the third quarter of 2026, or November 15, 2026, whichever date is earlier, Executive shall not: (i) directly or indirectly, whether as a principal, agent, officer, director, partner, employee, consultant, advisor, independent contractor or in any capacity whatsoever, alone or in association or connection with any other person or entity, carry on, or be engaged, concerned or take part in, any effort to acquire by purchase, tender offer, agreement or business combination any material assets or businesses of the Company Group or any member(s) thereof, or (ii) alone, or in association or connection with any “group” with which Executive in any way participates or is affiliated, directly or indirectly, (a) engage in any “solicitation” or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) of proxies or consents, in each case with respect to any securities of Kemper, (b) seek or knowingly encourage or take any other action with respect to the appointment, election or removal of any directors or officers of the Company Group or any member(s) thereof, (c) publicly comment on any third party proposal regarding any governance changes, merger, takeover offer, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, spin-off, or other business combination involving the Company Group or any member(s) thereof, or (d) own, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation) any additional shares of the outstanding common stock of Kemper, any rights to vote or direct the voting of any additional shares of Kemper’s common stock (i.e., in excess of the number of shares held by Executive as of the Transition Date), or any securities convertible into common stock of Kemper except for (x) additional shares acquired by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the common stock of Kemper generally and (y) additional shares acquired upon the exercise of stock options granted by Kemper in accordance with the terms and conditions of the applicable equity compensation plan and stock option award agreement; provided that, subject to Executive’s compliance with all other material terms of this Agreement, including Sections 5A and 5D, nothing in this Section 5B shall restrict Executive (or any entity or group with which Executive is associated) from confidentially communicating to the Board or the chief executive officer or chief financial officer of Kemper any non-public proposals regarding potential transactions in such a manner as would not reasonably be expected to require public disclosure thereof under any law applicable to the Company Group or its representatives. This covenant does not prohibit passive ownership of stock or debt of any public corporation, including shares of common stock of Kemper that were owned by Executive as of the Transition Date, as long as the Executive is not otherwise in violation of this covenant.

C.Non-solicitation of Company Group Personnel. Executive covenants and agrees that Executive shall not for a period of eighteen (18) months immediately following the Separation Date (the “Restricted Period”), solicit, induce or entice any person to leave the employ of any member of the Company Group. This covenant applies to any employee with whom Executive had Material Contact. For purposes of this Agreement, “Material Contact” means interaction between Executive and another employee of any member(s) of the Company Group: (i) with whom Executive actually dealt as part of Executive’s job duties; or (ii) whose employment or dealings with the Company Group or any of its members were handled, coordinated, managed, or supervised by Executive.

D.Non-Solicitation of Business. Executive agrees and acknowledges that by virtue of Executive’s employment with, or service to, the Company, Executive has developed significant relationships with and had access to Confidential Information about Customers (defined below) and agents, brokers and similar key business partners (“Key Business Partners”) and is, therefore, capable of significantly and adversely impacting existing relationships that the Company or any other member of the Company Group has with them. Executive agrees and acknowledges that each member of the Company Group has invested in their respective and Executive’s relationship with Customers and Key Business Partners and the goodwill that has been developed with them; therefore, the Company and/or the other members of the Company Group have a legitimate business interest in protecting these relationships against solicitation and/or interference by Executive for a reasonable period of time after the Separation Date. Accordingly, during the Restricted Period, Executive shall not, directly or indirectly initiate, contact or engage in any contact or communication, of any kind whatsoever, that has the purpose or effect of: (i) inviting, assisting, encouraging or requesting any Customer or Key Business Partner to (x) transfer Executive’s business from the Company or another member of the Company Group to Executive, Executive’s subsequent employer or any other third party, or (y) otherwise diminish, divert, discontinue, or terminate Customer’s or Key Business Partner’s patronage and/or business relationship with the Company or any other member of the Company Group; or (ii) inviting, assisting, encouraging or requesting any Customer to purchase any products or services from Executive, Executive’s subsequent employer or any other third party that are or may be competitive with the products or services of the Company or another member of the Company Group, or use any products or services of Executive, Executive’s subsequent employer or of any other third party that are or may be competitive with the products or services of the Company or any other member of the Company Group. In addition to the foregoing restrictions, Executive agrees that during the twenty-four months following the Separation Date, Executive shall not directly or indirectly be personally involved in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Company or any other member of the Company Group. “Customer” means: any customer of the Company or any other Member of the Company Group with which/whom Executive had material communications for which/whom Executive performed any services, to which/whom Executive sold any products, or about which/whom Executive learned or had access to any Confidential Information, in each case during the twelve (12)-month period immediately preceding the Separation Date.

E.Non-Competition. The Company is an insurance holding company which, together with the other members of the Company Group, principally offers specialty/non-standard automobile and commercial vehicle insurance policies to individuals and small businesses who may be unable to obtain standard/preferred insurance policies, and which conducts such operations within the contiguous states of the United States (such states referred to as the “Geographical Area”) (collectively, the “Business”). During the Restricted Period, Executive shall not, directly or indirectly: (i) engage in, or assist any other person or entity in engaging in, the Business as an underwriter or an MGA anywhere in the Geographical Area, (ii) perform services involving or respecting the Business in any executive, managerial, sales, marketing, research, consulting, or other competitive capacity for any person or entity engaged or planning to become engaged in the Business (including through acquisition) anywhere in the Geographical Area provided Executive has actual or constructive knowledge of their plans to become so engaged after reasonable inquiry by Executive, or (iii) provide financial assistance or advice related to or involving the Business to any person or entity engaged in the Business or planning to become engaged in the Business (including through acquisition), in each case, anywhere in the Geographical Area, provided Executive has actual or constructive knowledge of their plans to become so engaged after reasonable inquiry by Executive. Nothing contained in this Section 5E shall prohibit Executive from: (i) engaging in any capacity with any person or entity that sells or offers insurance policies where the Business represents less than 25% of such entity’s total revenue at the time of Executive’s engagement, (ii) engaging in a position with any person or entity that engages in the Business provided Executive does not have responsibility for those operations, (iii) engaging with any person or entity providing services related to the Business, including but not limited to provision of services to an insurance underwriter such as third party claims management or supplying underwriting reports, or (iv) owning not in excess of 2% in the aggregate of any class of capital stock or other ownership interest of any company if such stock or other ownership interests are publicly traded and listed on any national or regional stock exchange.

F.Non-disparagement. Executive covenants and agrees not to make statements, directly or indirectly, to clients, customers, competitors, reinsurers, investors, rating agencies, proxy advisors, analysts and suppliers of the Company Group or any member(s) thereof or otherwise make public statements that are in any way disparaging towards the Company Group or any member(s) thereof, including without limitation its or their respective current and former directors, officers and employees, and its products and services, and agrees not to encourage or aid any person or entity in the pursuit of any claim or cause of action against the Company Group or any member(s) thereof, except as contemplated by Section 6C, below. The Company shall instruct each person who is a director or executive officer of Kemper as of the Separation

Date not to make statements to clients, customers, competitors, reinsurers, investors, rating agencies, analysts and suppliers of any member(s) of the Company Group or otherwise make public statements that are in any way disparaging towards the Executive. Notwithstanding anything to the contrary in this Section 5F, nothing shall prohibit the Executive or any members of the Company Group or its or their respective directors or executive officers from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law.

G.Return of Property. Executive covenants and agrees to return all Company Group credit cards, identification cards, access cards and keys to Company’s properties or facilities that Executive may have in his possession. Executive shall return any and all Company Group confidential files and all Confidential Information that Executive may have in his possession. Except as provided below, Executive shall return any and all of Company Group's property, including but not limited to, computer equipment, electronic devices, peripherals and printers. The Company shall issue to Executive a receipt documenting all property that Executive has returned to the Company Group. The Company agrees that Executive may retain (i) two (2) iPads and an iPhone that belong to the Company and that have been converted for personal use, and (ii) the phone number associated with Executive’s Company issued cell phone. The Executive may also retain all contacts and calendar information stored in any such device or on other Company systems, provided that Executive warrants and represents that he will not retain any other Confidential Information (assuming that such contacts and calendar information may include or constitute Confidential Information). If the Company determines that Executive is in possession of any other Company Group property, it will notify Executive of such determination and Executive shall return such property to the Company Group promptly after such notice.

H.Other Agreements. Notwithstanding any other language in this Agreement, this Agreement does not supersede or preclude the enforceability of any restrictive covenant provision contained in any other agreement entered into by Executive and any member of the Company Group or any relief that may be available to any member of the Company Group under any such agreement. Further, no prior restrictive covenant supersedes or precludes the enforceability of any provision contained in this Agreement. Nothing in this Agreement shall limit, restrict or supersede any fiduciary, statutory, tort or other non-contractual obligations of Executive to any member of the Company Group (including without limitation under any applicable trade secrets laws), or any obligations of Executive under any Code of Conduct or other applicable rule or policy of any member of the Company Group applicable to Executive.

6. Consideration to Company – Release of Claims and Agreement Not to Sue.

A.Except as stated below, Executive forever releases, discharges and holds harmless the Company, the Company Group, and each of their respective parent company(ies), and the direct and indirect subsidiaries, affiliates, predecessors, successors and assigns of each of the foregoing persons and entities, and each of the foregoing persons’ and entities’ respective officers, directors, shareholders, principals, employees, insurers, and agents (“Released Parties”) from any claim or cause of action whatsoever which Executive either has or may have against any of the Released Parties as of the date Executive signs this Agreement and resulting from, arising out of, or related to Executive’s employment by any member of the Company Group, or the termination of that employment, including any claims or causes of action Executive has or may have pursuant to the Age Discrimination in Employment Act (“ADEA”); the Older Workers Benefit Protection Act of 1990 (“OWBPA”); Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights

Act of 1991; the Americans with Disabilities Act, as amended; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security Act of 1974; the Illinois Human Rights Act; and discrimination and retaliation based on filing a workers’ compensation claim, and any other local, state, or federal law or regulation of any kind.

B.    This release does not apply to any (i) claims or rights that may arise after the date that Executive signs this Agreement, or relate to the consideration for this Agreement, (ii) vested rights under the Company Group’s employee benefit plans as applicable on the date Executive signs this Agreement, (iii) claims to indemnification under the Company’s director and officer insurance and/or executive and officer insurance policies (it being understood and agreed that this Agreement does not create or expand upon any such rights to indemnification), or (iv) any claims that the controlling law clearly states may not be released by private agreement.

C.    Nothing in this Agreement (including but not limited to the release of claims, promise not to sue, Executive acknowledgements, confidentiality, Executive cooperation and assistance, nondisparagement, non-solicitation, and return of property provisions): (i) limits or affects Executive’s right, if any, to challenge the validity of this release under the ADEA or the OWBPA; (ii) prevents Executive from filing a charge or complaint with, giving truthful testimony or statements or providing documents or other information to (including Confidential Information), or participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local government agency or regulatory (including self-regulatory) entity; or (iii) prevents Executive from exercising his rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other Executives, although by signing this Agreement Executive is waiving any right Executive may have to recover any individual relief (including any backpay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by or on behalf of Executive, except for any right Executive may have to receive a payment from a government agency (and not the Company Group) for information provided to such agency, or other waiver prohibited by applicable law. Executive acknowledges and agrees that, in connection with any such activity noted in clause (ii) above, Executive must and shall inform such agency or entity of the confidential nature of any Confidential Information that Executive provides, and that Executive is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company Group, as the Company and other members of the Company Group do not waive and intend to preserve such privileges.

D.    Any action for breach of this Agreement shall be brought in accordance with the arbitration agreement in effect between Executive and the Company Group.

E.    Notwithstanding Executive’s confidentiality and non-disclosure obligations under this Agreement or otherwise, as provided in the federal Defend Trade Secrets Act, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or to Executive’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public.

7. Supplemental Release. The payment of any severance- or termination-related payments and benefits contemplated by this Agreement and the continuation of Executive’s equity awards shall be subject to Executive’s execution of a Supplemental Release within sixty (60) days following the Separation Date and non-revocation of the Supplemental Release. Consideration for the Supplemental Release includes the payments contemplated by this Agreement and the Company’s employment of Executive through the Separation Date.

8. Unemployment Benefits. Company agrees that the releases provided in Sections 6 and 7 shall not prevent Executive from applying for and receiving any unemployment benefits to which Executive may be entitled under applicable law and the Company agrees not to oppose any such application by Executive.

9. Expense Reimbursement. Executive agrees to submit an expense account form to the Company within fourteen (14) days after the Separation Date for reimbursement of reasonable business expense items incurred on behalf of the Company Group on or prior to the Separation Date and in accordance with the applicable expense reimbursement policies of the Company Group and for which the Company Group has not yet then paid. Within thirty (30) days of the receipt of such an expense account form, together with such supporting documentation as Company may reasonably require, Company will pay Executive for such reasonable business expense items incurred on behalf of the Company Group. Executive confirms that Executive has paid all company credit card account balances for any personal charges before execution of this Agreement.

10. Executive Cooperation and Assistance. Executive agrees to cooperate with the Company Group in all reasonable respects in the defense or prosecution of any lawsuits, arbitrations, or any other types of proceedings, and in the preparation of any response to any examination or investigation by any government entity or agency, and with respect to any other claims or matters (all such lawsuits, arbitrations, proceedings, examinations, investigation, claims and matters being collectively referred to as “Proceedings”), arising out of or in any way related to the policies, practices, or conduct of the Company Group and their affiliates during the time Executive was employed by the Company and with respect to which Executive has knowledge or was involved, and shall testify fully and truthfully in connection therewith. In addition, Executive agrees that, upon reasonable notice and conditions, Executive will participate in such informal interviews by counsel for the Company Group as may be reasonably necessary to ascertain Executive’s knowledge concerning the facts relating to any such Proceedings, and to cooperate with such counsel in providing testimony whether through deposition or affidavit in any such Proceeding.

Except as otherwise provided in Section 6C above, Executive agrees to promptly notify Company if Executive is served with legal process to compel disclosure of any information related to either Executive’s employment with Company or information regarding one or more of its affiliates, unless prohibited by law. Executive further agrees to immediately notify Company if Executive is contacted regarding any legal claim or legal matter related to his employment with Company, unless prohibited by applicable law or as otherwise provided in Section 6C above.

Company will reimburse Executive for Executive’s reasonable travel, lodging and other out-of-pocket expenses associated with Executive’s compliance with this Section. Company will also compensate Executive for all time reasonably spent cooperating with Company, as described above, at a rate of $1,000.00 per hour. Company will make every reasonable effort to accommodate Executive’s personal and business schedules when requesting his assistance and cooperation.
Executive further agrees to cooperate with the Company Group in all reasonable respects in any internal investigations conducted by the Company Group and arising out of or in any way related to the policies, practices, or conduct of the Company Group and their affiliates during the time Executive was employed by the Company and with respect to which Executive has knowledge or was involved.

11. Clawback. In the event a court or arbitrator of competent jurisdiction finds in a substantive ruling on the merits. not including a preliminary injunction, temporary restraining order or similar ruling, that Executive has materially failed to comply with any of Executive’s obligations under any of Sections 5A through 5F and Section 10 of this Agreement, the Company may (i) terminate all payments to Executive otherwise due pursuant to Section 2(i) and Section 2(ii) of this Agreement, and (ii) require Executive, no later than ten (10) days after receipt of a written request for repayment from the Company, to repay to the Company all payments made to Executive pursuant to Section 2(i) and Section 2(ii) of this Agreement less $1,000. Executive acknowledges and agrees that all compensation recovery, forfeiture and clawback related provisions in any policy, plan, program, award or award notice or agreement of the Company Group and which apply to Executive, will continue in full force and effect after the Separation Date, including to the extent necessary to comply with applicable law as such may be adopted or modified after the Separation Date.

12. Indemnification. Company agrees to indemnify Executive, in accordance with the terms and conditions of the Indemnification Agreement between Kemper Corporation and Executive, dated February 5, 2020 (which is incorporated herein by reference), Kemper Corporation’s Amended and Restated Bylaws and Certificate of Incorporation, and applicable Delaware law.

13. No Admission of Liability. Nothing in this Agreement shall be construed to be an admission of liability by the Company Group or its shareholders, officers, executives, directors, agents, successors, assigns, or any other affiliated person or entity for any alleged violation of any of Executive’s statutory rights or any common law duty imposed upon the Company Group.

14. Adequate Consideration. Executive agrees that the severance pay and any other benefits provided under this Agreement, including continued employment through the Separation Date, is above and beyond any amounts already owed to him and is adequate consideration for all promises and releases by Executive contained in this Agreement.

15. Non-waiver; Amendment. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement. This Agreement may not be amended orally and may only be amended by a written agreement signed by both parties (subject to Section 18 below).

16. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered or sent by a recognized overnight courier service to Executive’s residence as last shown on Company’s employment records, in the case of Executive, or to Kemper
Corporate Services Inc., ATTN: Laura Rock, 200 East Randolph Street, Suite 3300, Chicago, IL 60601, in the case of Company.

17. Successors and Assigns. Except as otherwise provided in specific provisions above, this Agreement shall be binding upon and inure to the benefit of Executive, his heirs, executors, administrators, designated beneficiaries and upon anyone claiming under Executive, and shall be binding and inure to the benefit of Company and its successors and assigns.

18. Modification; Severability. The parties agree that in the event any of the prohibitions or restrictions set forth in this Section 5 of this Agreement are found by a court or arbitrator of competent jurisdiction to be unreasonable or otherwise unenforceable, it is the purpose and intent of the parties that any such prohibitions or restrictions be deemed modified or limited so that, as modified or limited, such prohibitions or restrictions shall be enforced to the fullest extent possible. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the first sentence of this Section 18), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. Complete Agreement; Counterparts. With the exception of any documents expressly referenced herein (including without limitation in Section 5H above), this Agreement supersedes any prior agreements or understanding covering this subject matter, either written or oral, between the parties. This Agreement may be executed in counterparts, each of which shall be deemed an original.

20. Applicable Law and Venue. This Agreement shall be construed under the laws of the State of Illinois applicable to contracts entered into and to be performed therein. To the extent any claims are not properly subjected to the arbitration provision in Section 6D of this Agreement, any and all disputes arising from or relating to this Agreement shall be resolved in a court of competent jurisdiction in Cook County, Illinois. The Parties submit to the personal jurisdiction of the courts of Cook County, Illinois and shall not oppose any motion to transfer venue brought to enforce this provision.

21. Consultation with Counsel; Acknowledgement of Rights and Deadlines.

A.    Counsel. The Company advises Executive to consult with an attorney prior to signing this Agreement, which includes a release of certain specified rights and restrictive covenants.

B.    Time to Review Agreement. Executive acknowledges and understands that Executive has up to twenty-one (21) days following his receipt of this Agreement to sign and return this Agreement to the contact person and address for the Company provided above in Section 16 of this Agreement.

C.    ADEA Waiver. Executive acknowledges and understands that the severance payment and any other benefits due to Executive under this Agreement provides adequate consideration to Executive for the waiver of any rights Executive may have under the ADEA and the other releases provided under Section 6.

D.    Right of Revocation. Executive understands that Executive has the right within seven (7) days of the signing of this Agreement to revoke his waiver of rights to claim damages under Section 6, including the ADEA if applicable. If Executive does revoke that waiver within the seven (7) day period, this Agreement shall be null and void. If Executive does not revoke his waiver of rights to claim damages under Section 6, this Agreement shall become effective on the eighth day following the date signed by Executive below (the “Effective Date”). Any revocation must be in writing and delivered to the contact person and address for the Company provided in Section 16 of this Agreement. Revocation must be delivered no later than 5:00 p.m. Central Time on the seventh day after Executive signs this Agreement. Unless Executive returns the revocation in person, it must be: 1) properly addressed; 2) postmarked no later than seven (7) days after execution of this Agreement; and 3) sent by overnight courier or certified mail, return receipt requested.

22. Section 409A of the Internal Revenue Code. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to Executive pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2). In the event the terms of this Agreement would subject Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Executive shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to Executive’s “termination of employment,” such term shall be deemed to refer to Executive’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if the Executive is a “specified employee,” as defined in Section 409A of the Code, as of the date of Executive’s separation from service, then to the extent any amount payable to Executive (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon Executive’s separation from service and (iii) under the terms of this Agreement would be payable prior to the six- month anniversary of Executive’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of Executive’s death. Notwithstanding any other provision in this Agreement, (i) to the extent any amount payable to Executive constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, and is subject to the Executive’s execution and non-revocation of this Agreement or the Supplemental Release and (ii) the period of time to consider this Agreement or the Supplemental Release spans two taxable years, then any such payment that is subject to the execution and non-revocation of this Agreement and the Supplemental Release shall be paid in the later of the two tax years. Any reimbursement or advancement payable to the Executive pursuant to this Agreement or otherwise shall be conditioned on the submission by the Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to the Executive in accordance with such policy, but in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement or otherwise shall not be subject to liquidation or exchange for any other benefit.

[Signature Page to Follow]

TO EVIDENCE THEIR AGREEMENT, the parties have executed this document as of the date last written below.

Duane A Sanders		Merastar Insurance Company

/s/ Duane Sanders		By:	/s/ John Boschelli

		Name:	John Boschelli

		Title:	Assistant Treasurer

Date:	12/16/2026	Date:

Attachment A

Supplemental Release

This Supplemental Release Agreement (“Release”) is made between Duane A. Sanders (“Executive”) and Merastar Insurance Company (the “Company,” and together with its parent, affiliates and subsidiaries including Kemper Corporation, collectively, the “Company Group” and Kemper Corporation “Kemper”) on the date last written below. Executive and the Company have entered into the Separation and Release Agreement (“Agreement”) dated as of December 10, 2025. Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement.

1.Executive’s execution of this Release within twenty-one (21) days after (but not before) the Separation Date, without revocation thereof as provided in this Release, is among the conditions to the payments and benefits set forth in Section 7 of the Agreement, which the Company will provide in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.

2.Except as stated below, Executive forever releases, discharges and holds harmless the Company, the Company Group, and each of their respective parent company(ies), and the direct and indirect subsidiaries, affiliates, predecessors, successors and assigns of each of the foregoing persons and entities, and each of the foregoing persons and entities respective officers, directors, shareholders, principals, employees, insurers, and agents (“Released Parties”) from any claim or cause of action whatsoever which Executive either has or may have against any of the Released Parties as of the date Executive signs this Release and resulting from, arising out of, or related to Executive’s employment by any member of the Company Group, or the termination of that employment, including any claims or causes of action Executive has or may have pursuant to the Age Discrimination in Employment Act (“ADEA”); the Older Workers Benefit Protection Act of 1990 (“OWBPA”); Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991; the Americans with Disabilities Act, as amended; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security Act of 1974; the Illinois Human Rights Act; and discrimination and retaliation based on filing a workers’ compensation claim, and any other local, state, or federal law or regulation of any kind. This Release does not apply to any claims or rights (i) claims or rights that may arise after the date that Executive signs this Release, or relate to the consideration for the Agreement, (ii) vested rights under the Company Group’s employee benefit plans as applicable on the date Executive signs this Release, (iii) claims to indemnification under the Company’s director and officer insurance and/or executive and officer insurance policies (it being understood and agreed that this Release does not create or expand upon any such rights to indemnification), or (iv) any claims that the controlling law clearly states may not be released by private agreement.

3.Nothing in this Release: (i) limits or affects Executive’s right, if any, to challenge the validity of this release under the ADEA or the OWBPA; (ii) prevents Executive from filing a charge or complaint with, giving truthful testimony or statements or providing documents or other information to (including Confidential Information), or participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local government agency or regulatory (including self-regulatory) entity; or (iii) prevents Executive from exercising his rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other Executives, although by signing this Release Executive is waiving any right Executive may have to recover any individual relief (including any backpay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by or on behalf of Executive, except for any right Executive may have to receive a payment from a government agency (and not the Company Group) for information provided to such agency, or other waiver prohibited by applicable law. Executive acknowledges and agrees that, in connection with any such activity noted in clause (ii) above, Executive must and shall inform such agency or entity of the confidential nature of any Confidential Information that Executive provides, and that Executive is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company Group, as the Company and other members of the Company Group do not waive and intend to preserve such privileges.

4.Any action for breach of this Release shall be brought in accordance with the arbitration agreement in effect between Executive and the Company Group, and Executive expressly acknowledges that if Executive files any claim regarding any matter described in this Release, the Company Group may be entitled to recover from Executive some or all money paid under the Agreement. In any action brought by either party under this Release, the prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred in prosecuting or defending against such action, to the extent permitted by law.

5.Consultation with Counsel; Acknowledgement of Rights and Deadlines.

a.Counsel. The Company advises Executive to consult with an attorney prior to signing this Release, which includes a release of certain specified rights.

b.Time to Review Release. Executive acknowledges and understands that Executive has up to twenty-one (21) days following the Separation Date to sign and return this Release to the contact person and address for the Company provided in Section 16 of the Agreement. Executive agrees and acknowledges that this Release should not be signed before the Separation Date.

c.ADEA Waiver. Executive acknowledges and understands that the severance payment and any other benefits due to Executive under the Agreement provide adequate consideration to Executive for the waiver of any rights Executive may have under the ADEA and the other releases provided under Section 2 above.

d.Right of Revocation. Executive understands that Executive has the right within seven (7) days of the signing of this Release to revoke his waiver of rights to claim damages under Section 2, including the ADEA. If Executive does revoke that waiver within the seven (7) day period, this Release shall be null and void. If Executive does not revoke his waiver of rights to claim damages under Section 2, this Release shall become effective on the eighth day following the date signed by Executive below (the “Release Effective Date”). Any revocation must be in writing and delivered to the contact person and address for the Company provided in Section 16 of the Agreement. Revocation must be delivered no later than 5:00 p.m. Central Time on the seventh day after Executive signs this Release. Unless Executive returns the revocation in person, it must be: 1) properly addressed; 2) postmarked no later than seven (7) days after execution of this Agreement; and 3) sent by overnight courier or certified mail, return receipt requested.

6.Executive acknowledges and agrees that no representations have been made to Executive by any of the Released Parties outside the Agreement and this Release to induce Executive to enter into this Release.

7.This Release shall be binding and inure to the benefit of the Company and its successors and assigns.

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

Duane A. Sanders	Merastar Insurance Company

By:

Name:

Title:

Date:	Date: